UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2008
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On March 4, 2008, Idera Pharmaceuticals, Inc. (“Idera”) announced its financial results for the quarter and year ended December 31, 2007. The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 3.02 Unregistered Sales of Equity Securities.
               On February 27, 2008, Idera issued 108,129 shares of its common stock to the holder of common stock purchase warrants upon the exercise of those common stock purchase warrants for an exercise price of $5.36 per share. As a result of the foregoing warrant exercises, Idera issued more than 1% of its outstanding shares of common stock in unregistered transactions upon exercises of warrants since the last periodic report that it filed with the Securities and Exchange Commission.
               Including the issuance of the 108,129 shares referred to above, since November 13, 2007, Idera has issued a total of 320,210 shares of its common stock in unregistered sales of its equity securities, all of which were issued to holders of warrants in connection with the exercise by such warrant holders of outstanding Idera common stock purchase warrants. Idera issued the 320,210 shares for the following consideration:
•	106,534 shares were issued upon payment of a warrant exercise price of $5.20 per share;

•	108,129 shares were issued upon the payment of a warrant exercise price of $5.36 per share;

•	28,786 shares were issued upon the payment of a warrant exercise price of $5.84 per share;

•	67,762 shares were issued upon the payment of a warrant exercise price of $8.00 per share; and

•	8,999 shares were issued pursuant to the cashless exercise provisions of the warrants through the surrender of the right to purchase 15,540 shares.
               Idera received approximately $1.8 million of cash proceeds in aggregate upon the exercise of the foregoing warrants.
               The issuances of shares of Idera’s common stock upon exercise of outstanding warrants described above were exempt from registration under the Securities Act of 1933 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder as not involving a public offering. The shares of common stock issued by Idera upon these warrant exercises have been registered for resale by the holders under Idera’s Registration Statements on Form S-3, File Nos. 333-133455, 333-119943 and 333-109630.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1*	Press release issued by Idera Pharmaceuticals, Inc. on March 4, 2008.
* Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed.

SIGNATURE
               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: March 4, 2008	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer